NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Investor Inquiries	Media

	StemCells, Inc. Megan Meloni (650) 475-3105	Russo Partners Ian Stone (619) 528-2220 David Schull (212) 845-4271

STEMCELLS, INC. RECEIVES AUTHORIZATION TO CONDUCT
WORLD’S FIRST NEURAL STEM CELL TRIAL IN SPINAL CORD INJURY

PALO ALTO, Calif., December 7, 2010 – StemCells, Inc. (NASDAQ: STEM) announced today that is has received authorization from Swissmedic, the Swiss regulatory agency for therapeutic products, to initiate a Phase I/II clinical trial in Switzerland of the Company’s proprietary HuCNS-SC® product candidate (purified human neural stem cells) in chronic spinal cord injury. The trial is designed to assess both safety and preliminary efficacy in patients with varying degrees of paralysis who are three to 12 months post-injury, and will progressively enroll patients based upon the severity of injury. Enrollment is expected to begin in early 2011.

The trial will enroll 12 patients with thoracic (chest-level) spinal cord injury, and will include both complete and incomplete injuries as classified by the American Spinal Injury Association (ASIA) Impairment Scale. The first cohort will include patients classified as ASIA A. These patients have what is considered to be a “complete” injury, or no movement or feeling below the level of the injury. The second cohort will progress to patients classified as ASIA B, or patients with some degree of feeling below the injury. The third cohort will consist of patients classified as ASIA C, or patients with some degree of movement below the injury. In addition to assessing safety, the trial will evaluate preliminary efficacy using defined clinical endpoints, such as changes in sensation, motor, and bowel/bladder function.

“This trial marks a significant broadening of our clinical development program,” said Martin McGlynn, President and CEO of StemCells, Inc. “With this authorization, we will soon have three active clinical trials evaluating our HuCNS-SC cells in conditions affecting both the brain and the spinal cord. Our current clinical investigations now target lysosomal storage disease, myelination disorders and central nervous system trauma.”

The trial will be conducted in Zurich, Switzerland at the University Hospital Balgrist, University of Zurich, one of the leading medical centers in the world for spinal cord injury and rehabilitation. The principal investigator is Armin Curt, MD, Professor and Chairman, Spinal Cord Injury Center at the University of Zurich, and Medical Director of the Paraplegic Center at the University Hospital Balgrist. Dr. Curt is an internationally renowned medical expert in spinal cord injury.

“This trial represents a major advance for the field of spinal cord injury research as effective treatments have yet to be developed for patients living with paralysis,” stated Dr. Curt. “The use of neural stem cells to repair an injured spinal cord and restore function is a novel therapeutic approach that I believe holds much promise. Neural stem cells are naturally suited to render repair of the central nervous system, and therefore may prove to be an important strategy for treating spinal cord trauma. I am very excited to be part of a groundbreaking study that could pave the way for developing an effective therapy for this significant unmet medical need.”

The results of numerous preclinical studies, conducted in collaboration with Drs. Aileen Anderson and Brian Cummings at the University of California, Irvine (UCI), demonstrate the significant therapeutic potential of the Company’s human neural stem cells for the treatment of spinal cord injury. Data published in several peer-reviewed journals show that the cells engraft, migrate along the spinal cord to the point of injury, and then differentiate into neurons and specialized cells called oligodendrocytes that create the insulation (myelin) necessary for proper transmission of nerve impulses from the brain to below the level of injury. When transplanted in spinal cord-injured mice at both sub-acute and chronic injury time points, the cells have been shown to form protective myelin sheaths around damaged nerve axons and enable a significant and persistent recovery of walking ability.

Stephen Huhn, MD, FACS, FAAP, Vice President and Head of the CNS program at StemCells, Inc., added, “We feel privileged to be working with such a highly esteemed clinician as Dr. Curt as we seek to develop a therapy with benefits similar to those shown in our preclinical studies. Moreover, this trial design should enhance our ability to evaluate safety and efficacy in a representative population of patients suffering from varying degrees of paralysis.”

Additional information about the Company’s spinal cord injury program can be found on the StemCells, Inc. website at http://www.stemcellsinc.com/Therapeutic-Programs/Spinal-Cord-Injury.htm, including video interviews with Company executives and independent collaborators.

More About the Trial

Enrollment will be open to patients in Europe with thoracic spinal cord injury classified as ASIA A, B or C, and with a neurological injury level of T2-T11. All patients will receive HuCNS-SC cells through direct transplantation into the spinal cord, and will be temporarily immunosuppressed. Following transplantation, the patients will be evaluated regularly over a 12-month period in order to monitor and evaluate the safety and tolerability of the HuCNS-SC cells, the surgery and the immunosuppression, and to measure any recovery of neurological function below the injury site. As the Company intends to follow the effects of this therapy long-term, a separate four-year observational study will be initiated at the conclusion of this trial.

About Chronic Spinal Cord Injury

According to a recent study initiated by the Christopher and Dana Reeve Foundation, nearly 1.3 million people in the United States alone are estimated to be living with chronic spinal cord injury. Chronic spinal cord injury is characterized as a point in time after injury in which inflammation has stabilized and behavioral recovery has reached a plateau. In spinal cord-injured patients, the chronic phase typically does not set in until several weeks or months following the injury. To date, treatment approaches have generally targeted the acute and sub-acute time points post-injury, which are considered to be hours or days following injury. Restoring some degree of function for patients at later time points beyond the acute injury phase could have a transformative impact on the field as there are no effective treatment options for them today. StemCells hopes to address a broad population of spinal cord-injured patients by opening the window of opportunity for therapeutic intervention to months or longer post-injury, and by targeting a wide range of injury levels and degrees of impairment.

About HuCNS-SC Cells

StemCells’ lead product candidate, HuCNS-SC cells, is a highly purified composition of human neural stem cells that are expanded and stored as banks of cells. The Company’s preclinical research has shown that HuCNS-SC cells can be directly transplanted in the central nervous system (CNS) with no sign of tumor formation or adverse effects. Because the transplanted HuCNS-SC cells have been shown to engraft and survive long-term, this suggests the possibility of a durable clinical effect following a single transplantation. StemCells believes that HuCNS-SC cells may have broad therapeutic application for many diseases and disorders of the CNS, and to date has demonstrated human safety data from completed and ongoing studies of these cells in two fatal brain disorders in children.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. In its therapeutic product development programs, StemCells is targeting disorders of the central nervous system and the liver. StemCells’ lead product candidate, HuCNS-SC cells (purified human neural stem cells), is currently in clinical development for spinal cord injury and the treatment of two fatal neurodegenerative disorders in children, and in preclinical development for retinal disorders such as age-related macular degeneration. StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand, and is developing stem cell-based assay platforms for use in pharmaceutical research, drug discovery and drug development. Further information about StemCells is available at www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the prospect of retaining continued authorization to conduct a clinical trial in Switzerland in chronic spinal cord injury; the potential of the Company’s HuCNS-SC product candidate to myelinate damaged nerve axons in spinal cord injury patients and restore lost motor function; the potential of the Company’s HuCNS-SC cells to treat spinal cord injury and other central nervous system disorders; and the future business operations of the Company, including its ability to conduct clinical trials as well as its other research and product development efforts. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including the fact that additional trials will be required to demonstrate the safety and efficacy of the Company’s HuCNS-SC cells for the treatment of any disease or disorder; uncertainty as to whether the results of the Company’s preclinical studies in spinal cord injury will be replicated in humans; uncertainty as to whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in PMD, NCL or in future clinical trials of proposed therapies for other diseases or conditions given the novel and unproven nature of the Company’s technologies; uncertainties regarding the ability of preclinical research, including research in animal models, to accurately predict success or failure in clinical trials; uncertainties regarding the Company’s ability to recruit the patients required to conduct this clinical trial or to obtain meaningful results; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations; uncertainty as to whether HuCNS-SC and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding the Company’s ability to commercialize a therapeutic product and its ability to successfully compete with other products on the market; uncertainties regarding the Company’s manufacturing capabilities given its increasing preclinical and clinical commitments; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in its subsequent reports on Form 10-Q and Form 8-K.

# # # #